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                                                                   Exhibit 23.05




                         Independent Auditors' Consent


     We consent to the incorporation by reference in this Registration Statement on Form S-3, with respect to 10,011,236 shares of common stock of Lernout & Hauspie Speech Products N.V., of our report dated February 11, 2000 (March 7, 2000 as to Note 14), appearing in the Annual Report on Form 10-K of Dictaphone Corporation and subsidiaries for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
Hartford, Connecticut
June 28, 2000
                                      E-1